UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2025

CoreCivic, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5501 Virginia Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On March 7, 2025, the Board of Directors (the “Board”) of CoreCivic, Inc., a Maryland corporation (the “Company”), in accordance with the Company’s Eleventh Amended and Restated Bylaws, expanded the size of the Board from eleven (11) directors to fourteen (14) directors and appointed S. Dawn Smith (“Ms. Smith”), Stacey Tank (“Ms. Tank”), and Nina Tran (“Ms. Tran”) to fill the vacancies created by such expansion, effective March 17, 2025 (the “Effective Date”). Each of Ms. Smith, Ms. Tank, and Ms. Tran will hold office from the Effective Date until the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), at which time each will be considered for election to the Company’s Board for a one-year term expiring in 2026.

The Board has determined that Ms. Smith, Ms. Tank, and Ms. Tran are independent within the meaning of the New York Stock Exchange listing standards as currently in effect. The Board expects to appoint Ms. Smith, Ms. Tank, and Ms. Tran to one or more committees at a later date.

Ms. Smith, Ms. Tank, and Ms. Tran will participate in the compensation program for non-employee directors as described in the Company’s Proxy Statement, filed with the Securities and Exchange Commission on March 28, 2024. Other than the foregoing compensation arrangements, there are no other arrangements or understandings between Ms. Smith, Ms. Tank, or Ms. Tran and any other persons pursuant to which Ms. Smith, Ms. Tank, or Ms. Tran was appointed as a director. None of Ms. Smith, Ms. Tank or Ms. Tran is a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Director Resignation

On March 7, 2025, Robert Dennis (“Mr. Dennis”), who has been a member of the Board since February 2013, notified the Company of his intent not to stand for re-election as a member of the Board at the 2025 Annual Meeting. Mr. Dennis will serve his remaining term but will resign from the Board, including from his service on the Board’s Compensation and Executive Committee, effective as of the 2025 Annual Meeting.

The decision by Mr. Dennis to not stand for re-election and resign from the Board is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The size of the Board will be reduced to twelve effective at the 2025 Annual Meeting, reflecting the resignation of Mr. Dennis and the concurrent resignation from the Board of Anne L. Mariucci previously disclosed by the Company on February 28, 2025.

A copy of the press release announcing the appointment of Ms. Smith, Ms. Tank, and Ms. Tran to the Board and Mr. Dennis’ intention to retire from the Board is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On March 5, 2025, the Company issued a press release announcing that it has agreed under an amended intergovernmental services agreement (“IGSA”) between the City of Dilley, Texas, and U.S. Immigration and Customs Enforcement (“ICE”) to resume operations and care for up to 2,400 individuals at the South Texas Family Residential Center in Dilley, Texas. Simultaneously, CoreCivic entered into a new lease agreement with Target Hospitality Corporation, the owner of the facility, over a period co-terminus with the ICE agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes statements as to our beliefs and expectations of the outcome of future events that are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Such forward-looking statements may be affected by risks and uncertainties in the Company’s business and market conditions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the Securities and Exchange Commission (“SEC”) and include the risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 21, 2025. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated March 7, 2025.

99.2	Press Release dated March 5, 2025

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 7, 2025	CORECIVIC, INC.

	By:	/s/ David M. Garfinkle
David M. Garfinkle Executive Vice President and Chief Financial Officer